      As filed with the Securities and Exchange Commission
                       on April 11, 2000.

                                    Registration No. 333-45917
______________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ______________________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                             FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                      _____________________

                   GREENPOINT FINANCIAL CORP.
     (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                     06-1379001
(State or Other Jurisdiction of                  (I.R.S. Employer
Incorporation or Organization)                Identification No.)

                         90 Park Avenue
                    New York, New York 10016
            (Address of Principal Executive Offices)

      GreenPoint Financial Corp. Amended and Restated 1994
                      Stock Incentive Plan
                    (Full Title of the Plan)
                       __________________

                     Howard C. Bluver, Esq.
      Senior Vice President, General Counsel and Secretary
                   GreenPoint Financial Corp.
                         90 Park Avenue
                    New York, New York 10016
                         (212) 834-1000
(Name, Address and Telephone Number, Including Area Code, of
Agent for Service)

                            Copy to:
                      Bruce D. Senzel, Esq.
                     One Battery Park Plaza
                       Seward & Kissel LLP
                    New York, New York 10004
                         (212) 574-1200

______________________________________________________________
EXPLANATORY NOTE

    On February 10, 1998, a total of 2,000,000 shares of Common Stock of GreenPoint Financial Corp. (the "Corporation" or the "Registrant"), to be issued in connection with the GreenPoint Financial Corp. Amended and Restated 1994 Stock Incentive Plan (the "1994 Plan"), were registered with the Securities and Exchange Commission (the "Commission") by Registration Statement on Form S-8 (File No. 333-45917). On May 7, 1999, the
stockholders of the Corporation approved the GreenPoint Financial Corp. 1999 Stock Incentive Plan (the "1999 Plan"). A total of two hundred thousand (200,000) shares of Common Stock registered on February 10, 1998 are not, and will not be, the subject of awards under the 1994 Plan. Such two hundred thousand (200,000) shares of Common Stock are available for award under the 1999 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Commission pertaining to Form S-8 set forth in the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (March 1999), these two hundred thousand (200,000) shares of Common Stock are carried forward to, and deemed covered by, this Registration Statement.
_________________________________________________________________

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Corporation's Registration Statement on Form S-8
(File No. 333-45917), including any amendments thereto, is incorporated herein by reference.


_________________________________________________________________

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on April 11, 2000.

                             GREENPOINT FINANCIAL CORP.


                             By:/s/Thomas S. Johnson
                                  Thomas S. Johnson
                                    Chairman of the Board and
                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Name                 Title                      Date

/s/ Thomas S. Johnson        Chairman of the       April 11, 2000
    Thomas S. Johnson        Board and Chief
                             Executive Officer

/s/ Bharat B. Bhatt          Member of the         April 11, 2000
    Bharat B. Bhatt          Board, President
                             and Chief Operating
                             Officer*

                             Member of the Board,  April 11, 2000
    Peter T. Paul            Vice Chairman

/s/ Jeffrey Leeds            Executive Vice        April 11, 2000
    Jeffrey Leeds            President and Chief
                             Financial Officer

/s/ Robert M. McLane         Director*             April 11, 2000
    Robert M. McLane


/s/ Dan F. Huebner           Director*             April 11, 2000
    Dan F. Huebner

/s/ Robert P. Quinn          Director*             April 11, 2000
    Robert P. Quinn


/s/ Robert F. Vizza          Director*             April 11, 2000
    Robert F. Vizza


/s/ William M. Jackson       Director*             April 11, 2000
    William M. Jackson


/s/ Jules Zimmerman          Director*             April 11, 2000
    Jules Zimmerman


/s/ Charles B. McQuade       Director*             April 11, 2000
    Charles B. McQuade


/s/ Alvin N. Puryear         Director*             April 11, 2000
    Alvin N. Puryear


/s/ Susan J. Kropf           Director*             April 11, 2000
    Susan J. Kropf


/s/ Edward C. Schmults       Director*             April 11, 2000
    Edward C. Schmults




*By/s/ Thomas S. Johnson


















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